                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                              --------------------------



                                       FORM 8-K



                                   CURRENT  REPORT


                        Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934



           DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): JUNE 5, 1996


                                NAB ASSET CORPORATION
                (Exact name of registrant as specified in its charter)



        Texas                        0-19391                   76-0332956
(State of Incorporation)          (Commission File Number)      (IRS Employer
                                                           Identification No.)



                             5520 LBJ FREEWAY, SUITE 200
                                 DALLAS, TEXAS 75240
                       (Address of Principal Executive Offices)



                                     214/701-6956
                 (Registrant's telephone number, including area code)


                              5851 SAN FELIPE, SUITE 300
                                 HOUSTON, TEXAS 77057
            (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On June 5, 1996, NAB Asset Corporation ("NAB" or the "Company") completed the merger of a wholly owned subsidiary of Consumer Portfolio Services, Inc. ("CPS") with and into the Company. In the merger, the shareholders of NAB will receive on a pro rata basis (i) an aggregate cash distribution of $15.3 million,
(ii) an undivided interest in a liquidating trust and (iii) 62% of the outstanding shares of the new combined company, which have a net asset value of approximately $7.5 million or ($1.10 per share of NAB common stock).

    On June 5, 1996, the Company also completed the transactions contemplated by the agreement with its management to sell the Company's partnerships to them for approximately $1.5 million, which will result in a gain of approximately $1.2 million. The proceeds from this sale will be included in the cash distribution to shareholders of $3.64 per share for the 4.2 million shares of common stock of NAB.

    In connection with the completion of the merger, the liquidating trust received $2.4 million in cash, subject to certain contingencies, and all of the non-cash assets of NAB. The objective of the trust is to liquidate or otherwise realize on the non-cash assets within one year. The cash transferred consists of the settlement proceeds of a loan, the guarantor of which is currently in bankruptcy. The assets transferred primarily consist of four pieces of undeveloped real estate in Texas and Louisiana. These assets have a book value of approximately $4.1 million which, together with the transferred cash, results in book value of $1.56 per share of NAB common stock. The interests in the liquidating trust are non-transferrable.

    The new combined company will seek to establish or acquire new businesses. It is currently contemplated that such business will be involved in the financial services and financial products markets. The combined company will initially be capitalized with $7.5 million in cash and will no longer be subject to the various restrictions previously existing in NAB's articles of incorporation that limited its operations. In an effort to protect the Company's large net operating loss carryforwards, the new securities issued to the shareholders of NAB in the merger generally restrict the acquisition of 5% or more of the outstanding shares of common stock of the new company so as to prevent the occurrence of an ownership change under the Federal income tax laws.

    In connection with the merger, the board of directors of NAB was reconstituted to consist of: Charles E. Bradley, Sr., Michael W. Caton, Charles
E. Bradley, Jr., Emil A. Nakfoor and Robert A. Bettigole. Michael W. Caton will serve as President and Chief Operating Officer and Charles E. Bradley, Sr. will serve as Chief Executive Officer.

    The merger, including the transfer to the liquidating trust and the sale of the general partner interests to management, was approved by the shareholders of NAB at a special meeting of its shareholders held June 5, 1996.

    A press release relating to the foregoing transactions, dated June 5, 1996, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)     Financial statements of businesses acquired.  Not applicable.

      (b) Pro forma financial information. The required pro forma financial information has previously been filed in the Company's definative proxy materials dated April 25, 1996.

      (c)     Exhibits.

             Exhibit No.                       Exhibit
             -----------                       -------

                2.1 Plan and Agreement of Merger dated as of February 7, 1996 between NAB Asset Corporation, Consumer Portfolio Services, Inc. and CPS Investing Corp. (Exhibit 2.1 to the Company's Form 8-K dated February 28, 1996 (the "February Form 8-K") is incorporated herein by reference.)

                2.2 Partnership Sale Agreement dated as of February 7, 1996 by and among NAB Asset Corporation, JNK-1, Inc., CLMN, Inc., MAH I, Inc., Michael A. Hrebenar and Richard A. Durham. (Exhibit 2.2 to the February Form 8-K is incorporated herein by reference.)

                2.3 Agreement and Declaration of Trust, dated June 5, 1996, by and between NAB Asset Corporation, and Emil A. Nakfoor and Andrew K. Golden. (Filed herewith.)

                99.1 Press Release of NAB Asset Corporation dated June 5, 1996. (Filed herewith.)

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 20, 1996
                                       NAB ASSET CORPORATION


                                       By: /s/ Michael W. Caton
                                          ---------------------------------
                                           Michael W. Caton, President and
                                           Chief Operating Officer